Exhibit 10.3

LogicMark, Inc.
2023 Stock Incentive Plan

Stock Option Agreement

This Stock Option Agreement and the associated grant award information (the “Customizing Information”), which Customizing Information is provided in written form or is available in electronic form from the record keeper for the LogicMark 2023 Stock Incentive Plan, including the Appendix thereto, as amended and in effect from time to time (the “Plan”), made as of the date shown as the “Grant Date” in the Customizing Information (the “Grant Date”) by and between LogicMark, Inc., a Delaware corporation (the “Company”), and the individual identified in the Customizing Information (the “Optionee”). This instrument and the Customizing Information are collectively referred to as the “Option Agreement.” Capitalized terms not defined herein shall have the meanings assigned to such terms in the Plan and the Appendix to the Plan.

WITNESSETH THAT:

WHEREAS, the Company has instituted the Plan; and

WHEREAS, the Plan Administrator has authorized the grant of a stock option pursuant to the Option Grant Program and upon the terms and conditions set forth below and pursuant to the Plan, a copy of which is incorporated herein; and

WHEREAS, the Optionee acknowledges that he or she has carefully read this Option Agreement and agrees, as provided in Section 17(a) below, that the terms and conditions of the Option Agreement reflect the entire understanding between himself or herself and the Company regarding this stock option (and the Optionee has not relied upon any statement or promise other than the terms and conditions of the Option Agreement with respect to this stock option);

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Optionee agree as follows.

1. Grant. Subject to the terms of the Plan and this Option Agreement, the Company hereby grants to the Optionee a stock option (the “Option”) to purchase from the Company the amount of Common Stock (“Stock”) shown in the Customizing Information under “Shares Granted.” If so provided in the “Grant Type” shown in the Customizing Information, this Option is intended to constitute for United States income tax purposes an Incentive Stock Option and to qualify for special United States federal income tax treatment under Section 422 of the Code and upon exercise, the maximum number of shares that can be treated as Incentive Options shall be so treated, and the remainder shall be treated as Non-Statutory Options.

2. Grant Price. This Option may be exercised at the “Grant Price” per share shown in the Customizing Information, subject to adjustment as provided herein and in the Plan.

3. Term and Exercisability of Option. This Option shall expire at 4:00 p.m. Eastern Time on the “Expiration Date” shown in the Customizing Information, unless the Option expires earlier pursuant to this Section 3 or any provision of the Plan. At any time before its expiration, and subject to Article Two, Section I.C of the Plan, this Option may be exercised to the extent vested, as shown in the Customizing Information, provided that:

(a) at the time of exercise the Optionee is not in violation of any confidentiality, inventions, non-solicitation and/or non-competition agreement with the Company and any entity, individual, firm, or corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Company (each, an “Affiliate”);

(b) the Optionee’s employment, contractual or other service relationship with the Company must be in effect on a given date in order for any scheduled increment in vesting, as set forth in the “Vesting Schedule” shown in the Customizing Information, to become effective;

(c) except as otherwise provided in Article Two of the Plan, this Option may not be exercised after three (3) months following the date of termination of Service between the Optionee and the Company, except that (i) if Service terminates by reason of the Optionee’s death or Disability, the unexercised portion of the vested Option shall remain exercisable thereafter for twelve (12) months; and

(d) in the event the Optionee’s Service is terminated for any reason (whether voluntary or involuntary), (i) the Optionee’s right to vest in the Option will, except as provided in Article Two of the Plan or as provided by the Plan Administrator, terminate as of the date of termination of the Optionee’s Service (and such right shall not be extended by any notice period mandated under local law), (ii) the Optionee’s continuing right (if any) to exercise the Option after termination of the Optionee’s Service will be measured from the date of termination of the Optionee’s Service (and such right will not be extended by any notice period mandated under local law) and (iii) the Plan Administrator shall have the exclusive discretion to determine when the Optionee’s Service has terminated for purposes of this Option (including determining when the Optionee is no longer considered to be providing active service while on a leave of absence).

f this Section 3, the term “Company” refers to the Company and its Affiliate.

It is the Optionee’s responsibility to be aware of the date that the Option expires.

4. Method of Exercise. Prior to its expiration and to the extent that the right to purchase shares of Common Stock has vested hereunder, this Option may be exercised in whole or in part from time to time by notice provided to the Company in a manner acceptable to the Plan Administrator, including notice to the Plan Administrator by electronic means, accompanied by payment in full of the Grant Price by means of payment acceptable to the Company in accordance with Article II, Section I.A.2 of the Plan.

As soon as practicable after its receipt of notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), (i) deliver to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a stock certificate or certificates for such shares out of theretofore authorized but unissued shares or treasury shares of its Common Stock as the Company may elect or (ii) issue shares of its Common Stock in book entry form; provided, however, that the time of delivery or issuance may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law; and provided, further, that any shares delivered or issued shall remain subject to any applicable securities law or trading restrictions imposed pursuant to the terms of this Option Agreement and the Plan.

If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in the notice upon tender of delivery thereof, his or her right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

5. Withholding Taxes. The Optionee hereby agrees, as a condition to any exercise of this Option, to provide to the Company (or an Affiliate, as applicable) an amount sufficient to satisfy the Company’s and/or Affiliate’s obligation to withhold any and all federal, state, local or provincial income tax, social security, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items or statutory withholdings related to the Optionee’s participation in the Plan (the “Withholding Amount”), if any, by (a) authorizing the Company and/or any Affiliate to which the Optionee provides Services, as applicable, to withhold the Withholding Amount from the Optionee’s cash compensation or (b) remitting the Withholding Amount to the Company (or an Affiliate to which the Optionee provides Services, as applicable) in cash; provided, however, that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company may at its election and to the extent permitted by the Plan, withhold from the Common Stock that would otherwise be delivered upon exercise of this Option that number of shares having a Fair Market Value on the date of exercise sufficient to eliminate any deficiency in the Withholding Amount. Regardless of any action that the Company and/or Affiliate takes with respect to any or all federal, state, local or provincial income tax, social security, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items or statutory withholdings related to the Optionee’s participation in the Plan, the Optionee acknowledges that he or she, and not the Company and/or any Affiliate, has the ultimate liability for any such items. Further, if the Optionee becomes subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Optionee acknowledges that the Company and/or Affiliate may be required to withhold or account for such tax-related items in more than one jurisdiction.

6. Non-assignability of Option. This Option shall not be assignable or transferable by the Optionee except as permitted by Article II, Section I.F. of the Plan.

7. Compliance with Securities Act; Lock-Up Agreement. The Company shall not be obligated to sell or issue any shares of Common Stock or other securities pursuant to the exercise of this Option unless the shares of Common Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act and applicable state or provincial securities laws. In the event shares or other securities shall be issued that shall not be so registered, the Optionee hereby represents, warrants and agrees that he or she will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel. The Optionee further hereby agrees that as a condition to the purchase of shares upon exercise of this Option, he or she will execute an agreement in a form acceptable to the Company to the effect that the shares shall be subject to any underwriter’s lock-up agreement in connection with a public offering of any securities of the Company that may from time to time apply to shares held by officers and employees of the Company, and such agreement or a successor agreement must be in full force and effect.

8. Legends. The Optionee hereby acknowledges that the stock certificate or certificates (or entries in the case of book entry form) evidencing shares of Common Stock or other securities issued pursuant to any exercise of this Option may bear a legend (or provide a restriction) setting forth the restrictions on their transferability described in Section 7 hereof, if such restrictions are then in effect.

9. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares covered by this Option until the date of issuance of a stock certificate (or appropriate entry is made in the case of book entry form) to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued (or appropriate entry is made in the case of book entry form).

10. Effect Upon Employment and Performance of Services. Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company or any Affiliate to employ or utilize the services of the Optionee or to retain the Optionee in its employ or to engage or retain the services of the Optionee.

11. Time for Acceptance. Unless the Optionee shall evidence his or her acceptance of this Option by electronic or other means prescribed by the Plan Administrator within sixty (60) days after its delivery, the Option shall be null and void (unless waived by the Plan Administrator).

12. Notice of Incentive Option Disposition. If the “Grant Type” shown in the Customizing Information indicates that the Option is an Incentive Option, the Optionee agrees to notify the Company promptly in the event that he or she sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of the Option before the later of (a) the second anniversary of the date of grant of the Option and (b) the first anniversary of the date the shares were issued upon his or her exercise of the Option.

13. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14. Company Policies. This Option shall be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Plan Administrator from time to time, in accordance with applicable law.

15. General Provisions.

(a) Amendment; Waivers. This Option Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof, and except as otherwise permitted by the express terms of the Plan, this Option Agreement and applicable law, it may not be modified or amended nor may any provision hereof be waived without a further written agreement duly signed by each of the parties; provided, however, that a modification or amendment that does not materially diminish the rights of the Optionee hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon written notice of its provisions to the Optionee, to the extent permitted by applicable law. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance. The Optionee shall have the right to receive, upon request, a written confirmation from the Company of the Customizing Information.

(b) Binding Effect. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

(c) Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law.

(d) Construction. This Option Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Option Agreement, the Plan shall control. The titles of the sections of this Option Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

(e) Data Privacy.

(i)	The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Option Agreement by and among, as applicable, his or her employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

(ii)	The Optionee understands that his or her employer, the Company and its Affiliates, as applicable, hold certain personal information about the Optionee regarding his or her Service, the nature and amount of the Optionee’s compensation and the fact and conditions of the Optionee’s participation in the Plan, including, but not limited to, the Optionee’s name, home address, telephone number and e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company and its Affiliates, details of all options, awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”).

(iii)	The Optionee understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these third parties may be located in the Optionee’s country, or elsewhere, and that the third party’s country may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that the Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting his or her human resources representative. The Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party. The Optionee understands that the Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s local human resources representative. The Optionee understands, however, that refusing or withdrawing his or her consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that the Optionee may contact his or her local human resources representative.

(f) Notices. Any notice in connection with this Option Agreement shall be deemed to have been properly delivered if it is delivered in the form specified by the Plan Administrator as follows:

To the Optionee:	To his or her last address provided to the Company

To the Company:	LogicMark, Inc.
[address]
Attn: Chief Financial Officer

LOGICMARK, INC.
2023 STOCK INCENTIVE PLAN

Stock Option Schedule

<<Name>>

<<Address>>

<<City>>, <<State>> <Zip>>

In accordance with the Stock Option Agreement, of which this Stock Option Schedule is a part (which together, constitute the “Option Agreement”), the Company hereby grants to <<Name>> (the “Optionee”) the following Option to purchase shares of Stock.

Grant Date:	<<GrantDate>>
Expiration Date:	<<ExpirationDate>>
Shares Granted:	<<Shares>>
Grant Price:	<<GrantPrice>>
Grant Type:	<<Incentive Option/Non-Statutory Option >>
Vesting Schedule:

Percentage of Total Option
Date	Shares Subject to Exercise

	Incremental	Cumulative
	Amount	Amount
<<Vest1>>	<<Vest1_I>>	<<Vest1_C>>
<<Vest2>>	<<Vest2_I>>	<<Vest2_C>>
<<Vest3>>	<<Vest3_I>>	<<Vest3_C>>
<<Vest4>>	<<Vest4_I>>	<<Vest4_C>>
<<Vest5>>	<<Vest5_I>>	<<Vest5_C>>

ACCEPTANCE BY OPTIONEE

IN WITNESS WHEREOF, the Company has caused this Option Agreement to be issued as of the date set forth above.

Date:
(Signature of Optionee)
Notice Address: